UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2012

WORLD MOTO, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54694	77-0716386
(State or Other Jurisdiction of	(Commission File Number)	(IRA Employer Identification
Incorporation)		No.)

1777 Moo 5 Soi Sukhumvit 107 Sukhumvit Road,
North Sumrong
Amphur Muang, Samut Prakan
Bangkok, Thailand	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 840-8781

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of World Moto, Inc. (formerly Net Profits Ten Inc.) (the “Company”) filed November 15, 2012 (the “Original Report”). The Original Report contained an inadvertent error on page 17 of the Original Report under Item 2.01 – Plan of Operations – regarding the Company’s anticipated future capital requirements. The Original Report incorrectly stated that the Company will need approximately $4,000,000 in capital until the commencement of sales. The correct amount is $2,000,000. The Company hereby amends the Original Report solely to provide the correct dollar amount. Except as set forth below, there have been no other changes to the Original Report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

PLAN OF OPERATIONS

The revised sentence on page 17 of the Original Report is as follows:

          “We anticipate that until the commencement of sale, we will need approximately $2,000,000 in capital.”

Except as set forth above, no other changes have been made to Item 2.01 of the Original Report, or to any other portions of the Original Report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD MOTO, INC.

Date: January 9, 2013	By:	/s/ Paul Giles
Paul Giles
Chief Executive Officer